UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
July 31, 2020

GoDaddy Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36904		46-5769934
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

14455 N. Hayden Road	Scottsdale	Arizona	85260
(Address of Principal Executive Offices)			(Zip Code)
(480) 505-8800
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	GDDY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01 Entry into a Material Definitive Agreement
In connection with its initial public offering and the accompanying reorganization transactions, GoDaddy Inc. (the “Company”) entered into five tax receivable agreements, each dated March 31, 2015 (collectively, the “TRAs”). Four of the TRAs are with GoDaddy’s former private equity investors, affiliates of KKR & Co. Inc. (“KKR”), Silver Lake Partners (“SLP”) and Technology Crossover Ventures (“TCV”), and the fifth (the “Exchange TRA”) is with current and former unitholders (the “Unitholders”) of Desert Newco, LLC (“DNC”) and/or Desert Newco Managers, LLC, including KKR, Silver Lake, TCV and YAM Special Holdings Inc. (“YAM”), an entity owned by GoDaddy’s founder, Bob Parsons (collectively, the “TRA Parties”).
On July 31, 2020 (the “Effective Date”), the Company entered into Amendment No. 1 to the Exchange TRA, by and among the Company and the parties named therein (the “TRA Amendment”) which, among other things, amended Section 4.1(a) of the Exchange TRA to provide for (i) the Company’s payment of the Settlement Payments (as defined in the TRA Amendment) to each TRA Party, Non-Party Member and Exchange Registration Holder (each as defined in the Exchange TRA) and (ii) the termination of the Exchange TRA upon the payment of all of the Settlement Payments pursuant to the Exchange TRA (as amended), the TRA (Exchanges) Release Agreement (defined below) or otherwise. Pursuant to the TRA Amendment, the Company then entered into the TRA (Exchanges) Termination and Release Agreement, dated the Effective Date, by and among the Company and the parties named therein and subsequently becoming parties thereto (the “Exchanges Release Agreement”). The Company agreed to pay the TRA Parties an aggregate of $850 million (the “Settlement Payment”) to satisfy its future tax savings payment obligations to the TRA Parties under the TRAs (the “TRA Settlement”). The Company agreed to pay each TRA Parties’ respective portion of the Settlement Payment on the earlier of (i) ten (10) business days after the Company’s receipt of such TRA Party’s executed counterpart signature page to the applicable Release Agreement (defined below) or (ii) July 31, 2023. The Company expects to use a combination of its available cash and existing or any new credit facilities to fund the TRA Settlement.
In connection with the TRA Settlement, on the Effective Date, the Company also entered into (i) the TRA (KKR Reorganization) Termination and Release Agreement, by and between the Company and KKR 2006 GDG Blocker L.P. (the “KKR Reorganization Release Agreement”); (ii) the TRA (KKR Co-Invest Reorganization) Termination and Release Agreement, by and between the Company and GDG Co-Invest Blocker L.P. (the “KKR Co-Invest Release Agreement”); (iii) the TRA (SLP Reorganization) Termination and Release Agreement, by and between the Company and SLP III Kingdom Feeder I, L.P. (the “SLP Release Agreement”); and (iv) the TRA (TCV Reorganization) Termination and Release Agreement, by and between the Company and TCV VII (A) L.P. (the “TCV Release Agreement” and together with the Exchanges Release Agreement, KKR Reorganization Release Agreement, KKR Co-Invest Release Agreement, and SLP Release Agreement, each, a “Release Agreement” and collectively, the “Release Agreements”).
The Release Agreements provide for a full and complete termination of any further payment, reimbursement or performance obligation of the Company and the TRA Parties under those certain TRAs, by and among (or by and between, as the case may be) the Company and the TRA Party or Parties, as applicable, whether past, accrued or yet to arise, including, without limitation, (i) the obligations of the Company with respect to any future and undetermined TRA payment obligation arising out of exchanges of DNC units (the “DNC Units”) (and corresponding shares Class B Common Stock of the Company) or any early termination payment under the TRA, or (ii) any reimbursement or claw back payments the TRA Parties may owe the Company under the TRA. Certain customary provisions of the TRA, such as notice provisions, dispute resolution provisions, governing law and confidentiality obligations survive the termination of the TRA.
The Release Agreements contain a mutual release of claims, as well as customary representations, warranties and covenants. A copy of the TRA Amendment and each Release Agreement is filed as an exhibit to this Current Report on Form 8-K and is incorporated by reference in this Item 1.01. The description above is a summary of the TRA Amendment and the Release Agreements and is qualified in its entirety by the complete text of the TRA Amendment and the Release Agreements, attached to this 8-K.
The terms of the TRA Amendment and Release Agreement were negotiated and approved by a special committee of the Company’s Board of Directors composed exclusively of independent directors.
Item 1.02 Termination of a Material Definitive Agreement
The description of the circumstances surrounding the termination of the TRA and the TRA Settlement in Item 1.01 above are incorporated by reference into this Item 1.02. Under four of the TRAs, the Company was generally required to pay to KKR, SLP and TCV approximately 85% of the amount of calculated tax savings, if any, that the Company was deemed to realize as a result of (i) any existing tax attributes associated with DNC Units acquired in the pre-IPO reorganization transactions, the benefit of which is allocable to the Company as a result of such transactions (including the allocable share of DNC’s existing tax basis in its assets), (ii) NOLs available as a result of such transactions and (iii) tax benefits related to imputed interest.
Under the Exchange TRA, the Company was generally required to pay the Unitholders approximately 85% of the amount of the calculated tax savings, if any, the Company was deemed to realize as a result of (i) any step-up in tax basis created as a result of exchanges of their DNC Units (together with the corresponding shares of Class B Common Stock of the Company) for shares of the Class A Common Stock of the Company, (ii) any existing tax attributes associated with their DNC Units, the benefit of which is allocable to the Company as a result of such exchanges (including the allocable share of DNC’s existing tax basis in its assets), (iii) tax benefits related to imputed interest and (iv) payments under the Exchange TRA.
The term of the TRAs commenced upon the completion of the Company’s IPO and would have continued until all such tax benefits had been utilized or expired, unless the Company exercised its rights to terminate the agreements or payments under the agreements were accelerated in the event the Company materially breached any of its material obligations under the agreements.
Forward Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance. In some cases, you can identify forward looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “going to,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern the Company’s expectations, strategy, priorities, plans or intentions. Forward-looking statements in this Current Report on Form 8-K include, but are not limited to, statements addressing events and developments that we expect or anticipate will occur. The Company’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. The forward-looking statements contained in this Current Report on Form 8-K are also subject to other risks and uncertainties, including those more fully described in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020, as filed with the SEC, and the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2020 that will be subsequently filed. The forward-looking statements in this Current Report on Form 8-K are based on information available to the Company as of the date hereof, and the Company disclaims any obligation to update any forward-looking statements, except as required by law.
Item 2.02 Results of Operations and Financial Condition
On August 5, 2020, GoDaddy Inc. issued a press release and will hold a conference call announcing its financial results for the quarter ended June 30, 2020. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein.
This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
GoDaddy Inc. refers to non-GAAP financial information in both the press release and the conference call. A reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures is contained in the attached press release.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Exhibit Description
10.1*	Amendment No. 1 to the Tax Receivable Agreement (Exchanges), dated July 31, 2020, by and among the Company and the parties named therein.
10.2	TRA (Exchanges) Termination and Release Agreement, dated July 31, 2020, by and among the Company and the parties named therein and subsequently becoming parties thereto
10.3	TRA (KKR Reorganization) Termination and Release Agreement, dated July 31, 2020, by and between the Company and KKR 2006 GDG Blocker L.P.
10.4	TRA (KKR Co-Invest Reorganization) Termination and Release Agreement, dated July 31, 2020, by and between the Company and GDG Co-Invest Blocker L.P.
10.5	TRA (SLP Reorganization) Termination and Release Agreement, dated July 31, 2020, by and between the Company and SLP III Kingdom Feeder I, L.P.
10.6	TRA (TCV Reorganization) Termination and Release Agreement, by and between the Company and TCV VII (A) L.P.
99.1	Press release of Press Press release of Press release of GoDaddy Inc. dated August 5, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. GoDaddy Inc. agrees to furnish supplementally to the SEC a copy of any omitted schedule or exhibit upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GODADDY INC.

Date:	August 5, 2020	/s/ Ray E. Winborne
Ray E. Winborne
Chief Financial Officer